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EXHIBIT 21

IBM CORPORATION SUBSIDIARIES

Subsidiaries—as of December 31, 2004

Company Name	State or country of incorporation or organization	Voting % owned by immediate parent		Notes
IBM Credit LLC	USA (Delaware)	100.0000
IBM International Foundation	USA (Delaware)	100.0000
IBM International Services Corporation	USA (Delaware)	100.0000
IBM Business Transformation Center, S.r.l.	Costa Rica	100.0000
Tivoli Systems, Inc.	USA (Delaware)	100.0000
IBM World Trade Corporation	USA (Delaware)	100.0000
IBM Bahamas Limited	Bahamas	100.0000
IBM Foreign Sales Corporation	Barbados	100.0000
WTC Insurance Corporation, Ltd.	Bermuda	100.0000
IBM Canada Limited — IBM Canada Limitee	Canada	100.0000
IBM Americas Holding Limited	Bermuda	100.0000
IBM Brasil— Industria, Maquinas e Servicos Limitada	Brazil	100.0000
IBM Argentina Sociedad Anonima	Argentina	90.0000	(B)
IBM Canada Credit Services Company	Canada	100.0000
IBM de Bolivia, S.A.	Bolivia	99.9869
IBM de Chile, S.A.C.	Chile	99.9998	(B)
IBM de Colombia, S.A.	Colombia	87.0678	(B)
IBM del Ecuador, C.A.	Ecuador	100.0000
Grupo IBM Mexico, S.A. de C.V.	Mexico	100.0000
IBM de Mexico, S.A.	Mexico	99.9993	(A)
IBM del Peru, S.A.	Peru	99.9999
IBM del Uruguay, S.A.	Uruguay	100.0000
IBM de Venezuela, S.A.	Venezuela	100.0000
IBM A/NZ Holdings Pty. Limited	Australia	90.0000
IBM Australia Limited	Australia	100.0000
IBM New Zealand Limited	New Zealand	100.0000
IBM India Limited	India	100.0000
PT IBM Indonesia	Indonesia	99.0000
IBM World Trade Asia Holdings LLC	Delaware	100.0000
YK IBM AP Holdings	Japan	100.0000
IBM Japan, Ltd.	Japan	100.0000
IBM Korea, Inc.	Korea (South)	100.0000
IBM Malaysia Sdn. Bhd.	Malaysia	100.0000
IBM Philippines, Incorporated	Philippines	99.9991	(A)
IBM Thailand Company Limited	Thailand	99.9985	(A)
IBM Vietnam Company	Vietnam	100.0000
IBM Bulgaria Ltd.	Bulgaria	100.0000
IBM Croatia Ltd./IBM Hrvatska d.o.o.	Croatia	100.0000
IBM Egypt Business Support Services	Egypt	99.8000
IBM Eesti Osauhing (IBM Estonia Ou)	Estonia	100.0000
IBM Italia S.p.A.	Italy	100.0000
Companhia IBM Portuguesa, S.A.	Portugal	100.0000
IBM Hellas Information Handling Systems S.A.	Greece	99.9999	(B)
IBM Israel Limited	Israel	100.0000
IBM (International Business Machines)Turk Limited Sirketi	Turkey	98.0000	(B)
IBM South Africa Group Ltd.	South Africa	100.0000

IBM South Africa (Pty) Ltd.	South Africa	100.0000
IBM East Africa Limited	Kenya	66.6667	(B)
Sabiedriba ar irobezotu atbildibu IBM Latvija	Latvia	100.0000
IBM Lietuva	Lithuania	100.0000
IBM Holdings B.V.	Netherlands	100.0000
IBM China Holdings B.V.	Netherlands	100.0000
IBM China Company Limited	P.R.C.	100.0000
IBM China/Hong Kong Limited	Hong Kong	100.0000
IBM Global Holdings B.V.	Netherlands	65.2564	(B)
IBM Central Holding GmbH	Germany	100.0000
IBM Ceska Republika spol. s r.o	Czech Republic	96.8000	(B)
IBM Deutschland GmbH	Germany	89.3500	(B)
IBM Oesterreich Internationale Bueromaschinen Gesellschaft m.b.H.	Austria	100.0000
IBM (Schweiz)-IBM (Suisse)-IBM (Svizzera)-IBM (Switzerland)	Switzerland	100.0000
IBM East Europe/Asia Ltd.	Russia	100.0000
IBM Polska Sp.z.o.o.	Poland	100.0000
International Business Machines Corporation Magyarorszagi Kft.	Hungary	99.9291	(B)
IBM International Holdings B.V.	Netherlands	100.0000
IBM Ireland Limited	Ireland	100.0000
IBM Singapore Pte. Ltd.	Singapore	100.0000
IBM North Region Holdings	United Kingdom	99.9999	(A)
IBM Nederland N.V.	Netherlands	88.2353	(B)
IBM United Kingdom Holdings Limited	United Kingdom	100.0000
IBM United Kingdom Limited	United Kingdom	100.0000
IBM International B.V.	Netherlands	100.0000
IBM Europe Holding B.V.	Netherlands	100.0000
Compagnie IBM France S.A.	France	100.0000
IBM International Treasury Services Company	Ireland	34.7826	(B)
IBM Maroc	Morocco	50.9987	(B)
IBM Tunisie	Tunisia	100.0000
International Business Machines of Belgium S.A.	Belgium	99.9998	(B)
IBM Taiwan Holdings B.V.	Netherlands	100.0000
IBM Taiwan Corporation	Taiwan	100.0000
International Business Machines West Africa Limited	Nigeria	87.5000	(B)
International Business Machines A/S	Norway	60.0000	(B)
IBM Romania Srl	Romania	100.0000
IBM Slovensko spol s.r.o.	Slovak Republic	100.0000
IBM Slovenija d.o.o.	Slovenia	100.0000
International Business Machines, S.A.	Spain	100.0000
IBM Nordic Aktiebolag	Sweden	100.0000
IBM Danmark A/S	Denmark	100.0000
Oy International Business Machines AB	Finland	100.0000
International Business Machines Svenska AB	Sweden	100.0000
IBM Middle East FZ-LLC	United Arab Emirates	100.0000

(A)
Minor percentage held by other IBM shareholders subject to repurchase option.

(B)
Remaining percentage owned by other wholly-owned IBM company(s).

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IBM CORPORATION SUBSIDIARIES